UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 15, 2006
Ciphergen Biosystems, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Entry into a Material Definitive Agreement
          On November 15, 2006 (the “Closing”), Ciphergen Biosystems, Inc. (the “Company”) sold an aggregate of $16,500,000 in principal amount of the Company’s 7.00% Convertible Senior Notes due September 1, 2006 (the “New Notes”). The New Notes were sold pursuant to separate exchange and redemption agreements between the Company and each of Highbridge International LLC, Deerfield International Limited, Deerfield Partners, L.P., Bruce Funds, Inc. and Professional Life & Casualty (collectively, the “Holders”), each holders of the Company’s existing 4.50% Convertible Senior Notes due September 1, 2008 (the “Old Notes”), pursuant to which holders of an aggregate of $27.5 million of the Old Notes agreed to exchange and redeem their Old Notes for an aggregate of $16.5 million in aggregate principal amount of the New Notes and $11.0 million in cash, plus accrued and unpaid interest on the Old Notes through and including the day prior to the Closing.
          The Company issued the New Notes pursuant to an indenture, dated November 15, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Following the Closing, $2.5 million in aggregate principal amount of the Old Notes remain outstanding.
          The New Notes are unsecured senior indebtedness of the Company and bear interest at the rate of 7.00% per annum, which may be reduced to 4.00% per annum if the Company receives approval or clearance for commercial sale of any of its ovarian cancer tests by the U.S. Food and Drug Administration (the “FDA”). Interest is payable on March 1 and September 1 of each year, commencing March 1, 2007. The New Notes mature on September 1, 2011. At maturity, the Company will be required to repay the outstanding principal of the New Notes.
          The New Notes are convertible at the option of each Holder, at any time on or prior to the close of business on the business day immediately preceding September 1, 2011, into shares of the Company’s common stock at a conversion price of $2.00 per share, equivalent to a conversion rate equal to 500 shares of common stock per $1,000 principal of the New Notes, subject to adjustment in certain circumstances. The conversion price of the Old Notes is approximately $9.19 per share. If a Holder converts all or any portion of its Notes prior to October 31, 2008, upon such conversion, in addition to the Common Stock such Holder would receive, the Holder will be entitled to receive with respect to each Note so converted an amount in cash equal to the difference of (i) the amount of all interest that the Company would be required to pay on such Note from the date of the indenture through October 31, 2008 and (ii) the amount of interest actually paid on such Note by the Company prior to the time of conversion.
          Holders of the New Notes have the option to require the Company to repurchase the New Notes under certain circumstances, including at any time after September 1, 2009, if the Company has not received approval or clearance for commercial sale of any of its ovarian cancer test by the FDA. On or after September 1, 2009, the Company may, at its option, redeem the New Notes for cash in whole at any time or in part from time to time, on any date prior to maturity; provided, however, that the Company may only redeem the New Notes if, beginning on September 1, 2009, the volume weighted average price of the Company’s common stock price equals or exceeds $4.00 per share for at least 20 trading days in a 30 trading day period ending on the trading day prior to the date the notice of such redemption is mailed pursuant to the Indenture
          The New Notes also limit the Company’s ability to incur certain amounts and types of future indebtedness and contain a conversion right premium upon certain changes of control.
          If there is an event of default on the New Notes, the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. The following are other events of default under the New Notes:

•	The Company fails to pay any interest on the New Notes when due and such failure continues for a period of 30 days;

•	The Company fails to pay principal or premium, if any, when due at maturity, upon redemption or exercise of a repurchase right or otherwise on the notes;

•	The Company fails to perform or observe any of the covenants in the indenture for 60 consecutive days after notice;

•	The Company fails to comply with the limitations on indebtedness covenant in the indenture for 30 consecutive days from the date on which the Company first fails to comply with such provision;

•	Certain events involving the default by the Company on any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its significant subsidiaries aggregating $10 million or more;

•	The Company fails to provide the notice required under the indenture upon a change in control (as defined in the indenture); or

•	Specified events involving the Company’s bankruptcy, insolvency or reorganization.
          A copy of the Indenture pursuant to which the New Notes are issued is filed as an exhibit to this current report on Form 8-K. The foregoing description of the Indenture is only a summary and is qualified in its entirety by the full text of the Indenture, which is incorporated by reference herein.
          On November 15, 2006, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of the New Notes and the shares of the Company’s common stock issuable upon conversion of the New Notes. The Registration Rights Agreement provides that the Company will use (i) its reasonable best efforts to cause the shelf registration statement to be filed as promptly as practicable, but in any event not later than 30 days after November 15, 2006, and (ii) its reasonable efforts to cause the shelf registration statement to be declared effective by the SEC not later than (a) if the shelf registration statement received a “no-review” status from the SEC, 90 days after November 15, 2006, or (b) if the shelf registration statement is reviewed by the SEC, 120 days after November 15, 2006. The Company will be required to pay certain “liquidated damages,” as calculated in the Registration Rights Agreement, with respect to the New Notes and the shares of the Company’s common stock issuable upon conversion of the New Notes if these deadlines are not met or the registration statement is otherwise unavailable for the resale of these securities in certain circumstances.
          A copy of the Registration Rights Agreement is filed as an exhibit to this current report on Form 8-K. The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by the full text of the Registration Rights Agreement, which is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
          See Item 1.01 above, which is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities
          See Item 1.01 above, which is incorporated by reference herein. The issuance of the New Notes and the underlying shares of common stock will not be registered under the Securities Act of 1933, in reliance on an exemption from the registration requirements thereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of November 15, 2006, between Ciphergen Biosystems, Inc. and U.S. Bank National Association.

10.1	Registration Rights Agreement, dated as of November 15, 2006, between Ciphergen Biosystems, Inc., Highbridge International LLC, Deerfield International Limited, Deerfield Partners, L.P., Bruce Funds, Inc. and Professional Life & Casualty.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciphergen Biosystems, Inc. (Registrant)
Date: November 21, 2006	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated as of November 15, 2006, between Ciphergen Biosystems, Inc. and U.S. Bank National Association.

10.1	Registration Rights Agreement, dated as of November 15, 2006, between Ciphergen Biosystems, Inc., Highbridge International LLC, Deerfield International Limited, Deerfield Partners, L.P., Bruce Funds, Inc. and Professional Life & Casualty.